EXHIBIT (H)(7)

                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                            Parkstone Advantage Fund
                                       And
                       State Street Bank and Trust Company


This Amendment is made as of this 9th day of June, 2000 between Parkstone Advantage Fund (the "Fund") and State Street Bank and Trust Company (the "Bank"). In accordance with Article 16 (Amendment) of the Transfer Agency and Service Agreement between the Fund and the Bank dated August 4, 1999 (the "Agreement"), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Names of the Parties. All references to the Parkstone Advantage Fund in the Agreement shall be deemed to refer to the Armada Advantage Fund.

2. The second WHEREAS clause in the Agreement is replaced with the following language:

         WHEREAS, the Fund currently offers shares in the series named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Article 17, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment; and

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ARMADA ADVANTAGE FUND                            STATE STREET BANK AND TRUST


By: /s/ Herbert R. Martens                       By: /s/ Ronald E. Logue
    --------------------------------             -------------------------------
Title:  President                                Title:  Vice Chairman


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                                   SCHEDULE A

                               Dated: June 9, 2000


Mid Cap Growth Fund
International Equity Fund
Small Cap Growth Fund
Equity Growth Fund
Bond Fund
Balanced Allocation Fund